EXHIBIT 10.1


                              CONSULTING AGREEMENT


      This CONSULTING AGREEMENT, dated as of the 20th day of October, 1998, is between SMTEK INTERNATIONAL, INC., a Delaware corporation (the "Company"), and BRUCE E. KANTER ("Kanter").

      WHEREAS, the Company desires to retain Kanter as an independent contractor for the period and upon the other terms and conditions herein provided; and

      WHEREAS, Kanter desires to be retained by the Company in such position pursuant to the terms and conditions of this Consulting Agreement;

      NOW, THEREFORE, in consideration of the premises, the mutual covenants and obligations herein contained, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1.    ENGAGEMENT

1.1 Scope of Engagement. Kanter will (i) advise the Company with respect general management and financial management issues; (ii) work with the Company's executive officers to improve and strengthen current practices and procedures; (iii) provide leadership and information for Board of Director committees; (iv) comment on the evaluation of potential acquisition or merger candidates and suggest business and financial structure alternatives for the Company; (v) conduct or participate in negotiations if so requested by the Company; and (vi) provide advice and counsel on such other matters within his area of expertise as the Company may request.

1.2 Compensation. The Company shall pay Kanter a monthly fee of $5,000 (five thousand dollars) per month in arrears, beginning October 1998 and continuing for the term of this engagement.

1.3 Expense Reimbursement. The Company will reimburse Kanter for reasonable and necessary direct expenses such as travel, lodging and communications expenses associated with this engagement, provided that any individual expenses in excess of $250 are approved in advance by the Company. Reimburseable expenses will be submitted to the Company no less often than monthly, together with appropriate supporting documentation.

1.4 Term of Engagement. The engagement of Kanter shall be effective upon the execution of this Consulting Agreement, and shall continue on a month-to-month basis until such time as the Consulting Agreement is terminated by either party. Either party may terminate this Consulting Agreement at any time by providing written notice of termination to the other party, with such termination effective upon giving notice. At the option of the Company, the fee payable to Kanter for the final month of the Consulting Agreement may be prorated up through the termination date.



2.    MISCELLANEOUS

2.1 Agreement to Indemnify. The Company agrees to indemnify and hold harmless Kanter from any expense and liability arising from Kanter's performance under this contract. Provided however, the Company shall not be required to provide indemnity nor to make any payment in respect of expenses or liabilities brought about or contributed to by any acts of fraud, dishonesty or material breach of the express terms of this contract within the control of Kanter.

2.2 No Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

2.3 Notices. Any and all notices to the Company hereunder must be furnished in writing to the Secretary of the Company and delivered by hand or sent by registered or certified mail, postage prepaid, to the principal office of the Company, as set forth in the Company's most recent quarterly report on Form 10-Q. Notices to Kanter hereunder must be furnished in writing and delivered by hand or sent by registered or certified mail, postage prepaid, to Kanter's current address on file with the Secretary of the Company.

2.4 Assignment. This Agreement may not be assigned by Kanter and may not be assigned by the Company otherwise than by operation of law. This Agreement shall be binding upon the Company's successors and assigns.

2.5 Entire Agreement. This Agreement supersedes any and all prior written or oral agreements between Kanter and the Company and evidences the entire understanding of the parties hereto with respect to the terms and conditions of Kanter's consulting services to the Company.

2.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to the choice of law rules of the State of California or any other jurisdiction.


2.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which shall constitute one and the same instrument.


      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

SMTEK INTERNATIONAL, INC.


By:  /s/ Gregory L. Horton                            /s/ Bruce E. Kanter
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     Gregory L. Horton                                Bruce E. Kanter
     President and Chief Executive Officer